For Further Information: Sean T. Smith Senior Vice President Chief Financial Officer (203)775-9000 ssmith@photronics.com
Press Release
Photronics Reports Fourth Quarter and Fiscal Year 2010 Results

  Quarterly sales increase 16% year-over-year to $110 million; Annual sales up 18%
  EPS of $0.14 at mid-range of guidance on sales slightly below guidance
  High-end IC photomask sales increased sequentially, and up 121% for the year
  Working capital increased by $9 million sequentially
  Net cash increased $43 million year-over-year
     BROOKFIELD, Connecticut December 6, 2010 -- Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, today reported financial results for the fourth quarter and fiscal year ended October 31, 2010.

     Constantine (“Deno”) Macricostas, Photronics’ chairman and chief executive officer, commented, “Our 2010 financial results continue to demonstrate the success of our high-end growth strategy. Sales of advanced IC photomasks were steady throughout the fourth quarter, even as we experienced a pause in demand for mainstream products at the beginning of the period. Toward the latter part of the fourth quarter and into the first month of Q1 of fiscal 2011, orders for IC mainstream and FPD photomasks began to increase. As a result of soft demand in August and September, Q4 sales were slightly below our guidance. For this reason, we are particularly pleased that our focus on cost containment enabled us to report non-GAAP diluted EPS of $0.14, which was at the midpoint of our bottom-line guidance range. In addition, our bottom-line performance, coupled with our working capital management initiatives, resulted in an improved balance sheet as net cash increased by $43 million year-over-year."

     “Going forward, we believe that the investments we have made in leading-edge capabilities position Photronics for significant high-end market share growth,” added Macricostas. “There are several specific opportunities at the advanced nodes, and we expect to see strong demand at the leading edge for both integrated circuits and flat panel displays at least through the first half of the 2011 fiscal year.”

     Sales for the fourth quarter were $110.0 million, an increase of 16% compared with $94.7 million for the fourth quarter of fiscal year 2009. Sales of semiconductor photomasks were $85.3 million, or 78% of revenues, during the fourth quarter of fiscal 2010, and sales of flat panel display (FPD) photomasks were $24.7 million, or 22% of revenues. GAAP net income attributable to Photronics, Inc. for the fourth quarter of fiscal 2010 was $8.1 million, or $0.14 earnings per diluted share, compared with net income attributable to Photronics, Inc. of $1.2 million, or $0.11 loss per diluted share, for the fourth quarter of fiscal 2009. The diluted loss per share for the fourth quarter of fiscal 2009 reflects the assumed conversion of warrants to acquire 1.4 million shares originally issued in connection with the Company's May 2009 credit facility amendment as well as the associated assumed reversal of $6.5 million in mark-to-market gains which were recorded in other income.

     Non-GAAP net income attributable to Photronics, Inc. for the fourth quarter of 2010 was $8.5 million, or $0.14 earnings per diluted share, compared with non-GAAP net loss attributable to Photronics, Inc. of $3.2 million, or $0.07 loss per diluted share, for the fourth quarter of 2009. The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of non-GAAP financial measures in this press release, and the attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.’s financial results under GAAP.

     Sales for the 2010 fiscal year increased 18% to $425.6 million compared with $361.4 million for the 2009 fiscal year. Sales of semiconductor photomasks were $329.8 million, or 77% of revenues for the 2010 fiscal year, and sales of FPD photomasks were $95.8 million, or 23% of revenues. GAAP net income attributable to Photronics, Inc. for the 2010 fiscal year was $23.9 million, or $0.43 earnings per diluted share, compared with the prior year's net loss of $41.9 million, or $0.97 loss per diluted share. Non-GAAP net income attributable to Photronics, Inc. for the 2010 fiscal year was $21.2 million, or $0.38 earnings per diluted share, compared with non-GAAP net loss attributable to Photronics, Inc. for the 2009 fiscal year of $26.2 million, or $0.63 loss per diluted share.

Non-GAAP Financial Measures

     Non-GAAP net income (loss) attributable to Photronics, Inc. and non-GAAP earnings (loss) per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. Photronics, Inc. believes that non-GAAP net income (loss) attributable to Photronics, Inc. and non-GAAP earnings (loss) per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate Photronics, Inc.’s future on-going performance because they enable a more meaningful comparison of its projected earnings and performance with its historical results from prior periods. These non-GAAP metrics, in particular non-GAAP net income (loss) attributable to Photronics, Inc. and non-GAAP earnings (loss) per share, are not intended to represent funds available for Photronics, Inc.’s discretionary use and are not intended to represent or be used as a substitute for operating income (loss), net income (loss) or cash flows from operations as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance. Non-GAAP financial information is adjusted for the following items:

  Consolidation and restructuring charges (credits) are excluded because they are not a part of ongoing operations.

  Gain on sale of facility is excluded because it is not a part of ongoing operations.

  Deferred financing fees write-off net of interest savings, is excluded because it is not a part of ongoing operations and was not anticipated when establishing forecast guidance.

  Impact of financing expenses related to warrants is excluded because it does not affect cash earnings.

  Impairment of long-lived assets is excluded because it does not affect cash earnings and is not a part of ongoing operations.
     The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with accounting principles generally accepted in the United States. The attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.'s financial results under GAAP.

     A conference call with investors and the media to discuss these results is scheduled for 8:30 a.m. Eastern Time on Tuesday, December 7, 2010. The live dial-in number is (408) 774-4601. The call can also be accessed by logging onto Photronics’ web site at www.photronics.com.

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Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Photronics, Inc. and its subsidiaries (the Company). The forward-looking statements contained in this press release and other parts of Photronics’ web site involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices, and other factors. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental, and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. For a fuller discussion of the factors that may affect the Company's operations, see "Forward Looking Statements" in the Company's Quarterly and Annual Reports to the Securities and Exchange Commission on Forms 10-Q and 10-K. The Company assumes no obligation to provide revisions to any forward-looking statements.